Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215345) of Enterprise Financial Services Corp of our report dated June 15, 2018, relating to the financial statements and supplemental schedule of the EFSC Incentive Savings Plan, which appear in the December 31, 2017 annual report on Form 11-K of the EFSC Incentive Savings Plan.

/s/ Brown Smith Wallace, LLP
June 15, 2018
St. Louis, Missouri